UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 14, 2009

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2009, the Board of Directors of Horizon Bancorp, an Indiana corporation (the “Company”), amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to add a new section 5.14 to elect not to be governed by new subsection 23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL subsection, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana, unless, on or before July 31, 2009, the company adopts a bylaw provision expressly electing not to be governed by the subsection. Even if a company elects to “opt out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with Indiana law pursuant to the provisions of the company’s articles or bylaws. A company that does opt out on or before July 31, 2009, may subsequently rescind the election to opt out and cause the company to become subject to the staggered-board requirement in IBCL Section 23-1-33-6(c). As required by the Company’s Amended and Restated Articles of Incorporation, the Company’s Board of Directors is currently divided into three classes, with members of each class serving three-year terms, and the Company intends to continue its staggered board on a voluntary basis even though it is opting out of the new Indiana statute.

The Bylaws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

As previously reported, on March 10, 2009, the Company’s Board of Directors authorized the payment of the bonuses earned for 2008 under the Company’s Executive Officer Bonus Plan in the form of restricted stock instead of cash to the following executive officers:  Craig M. Dwight, the Company’s President and Chief Executive Officer; Thomas H. Edwards, the Company’s Executive Vice President; James F. Fogelsong, the Company’s Chief Financial Officer through December 31, 2008, and Chief Risk Officer and Internal Auditor commencing January 1, 2009; and Mark E. Secor, Chief Investment and Asset Liability Manager of the Company’s wholly owned subsidiary, Horizon Bank, N.A., through December 1, 2008, and the Company’s Chief Financial Officer commencing January 1, 2009. The Board of Directors changed the form of payment for the bonuses in light of the restrictions on executive compensation included in the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which was signed into law on February 17, 2009. The ARRA permits participants in the TARP Capital Purchase Program, such as the Company, to award bonuses and other incentive compensation in the form of long-term restricted stock if, among other conditions, the stock does not vest during the period a participant’s TARP obligations remain outstanding.

The restricted stock was granted to the executive officers subject to the right of each executive officer to elect to receive either the restricted stock free of restrictions or the payment of the bonus in cash if the United States Department of the Treasury (the “Treasury”) subsequently issued rules providing that the restrictions on the payment of the bonuses do not apply to bonuses earned for 2008. On June 10, 2009, the Treasury issued an Interim Final Rule that provides that the ARRA restrictions on the payment of bonuses and other incentive compensation do not apply to awards paid or accrued prior to June 15, 2009.

On July 14, 2009, the Compensation Committee of the Company’s Board of Directors authorized the payment of the 2008 bonuses to the four executive officers in reliance upon the Treasury’s Interim Final Rule. On that date, each of the four executive officers elected to receive his bonus in the form of stock.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Horizon Bancorp’s Amended and Restated Bylaws (As Amended through July 14, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 16, 2009	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
3.1	Horizon Bancorp’s Amended and Restated Bylaws (As Amended through July 14, 2009)	Attached